                                                                  Exhibit 11.(b)

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                -----------------------------------------------
                                  (unaudited)


                                       Nine Months Ended September 30
                                       ------------------------------
                                            1995            1994
                                        ------------    ------------
Net earnings                            $184,478,000    $134,784,000
                                        ============    ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
     shares outstanding                  136,555,149     134,824,594
  Dilutive effect of stock
     options after application
     of treasury-stock method              3,647,413       3,810,606
                                        ------------    ------------
                                         140,202,562     138,635,200
                                        ============    ============

Earnings per share                             $1.32            $.97
                                               =====            ====

                                       Three Months Ended September 30
                                       -------------------------------
                                            1995            1994
                                        ------------    ------------
Net earnings                            $ 72,037,000    $ 52,066,000
                                        ============    ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
     shares outstanding                  137,042,732     135,204,718
  Dilutive effect of stock
     options after application
     of treasury-stock method              3,767,705       3,711,264
                                        ------------    ------------
                                         140,810,437     138,915,982
                                        ============    ============

Earnings per share                              $.51            $.37
                                                ====            ====


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